PROFESSIONALLY MANAGED PORTFOLIOS
Stephens Small Cap Growth Fund
Stephens Mid Cap Growth Fund

YOUR VOTE IS IMPORTANT!

VOTE TODAY BY MAIL,
TOUCH-TONE PHONE OR THE INTERNET
CALL TOLL FREE __________ OR
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PROXY

SPECIAL MEETING OF SHAREHOLDERS – February 23, 2012

The undersigned hereby appoints as proxies [insert names], and each of them (with power of substitution), to vote all the undersigned’s shares of the Stephens Small Cap Growth Fund and the Stephens Mid Cap Growth Fund (the “Funds”) with respect to which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held on February 23, 2012, at ____ a.m./p.m. Eastern Time at the offices of [Name], [Address] and any adjournments thereof (“Meeting”), with all the power the undersigned would have if personally present.

ALL PROPERLY EXECUTED PROXIES WILL BE VOTED AS DIRECTED.  IF NO INSTRUCTIONS ARE INDICATED ON A PROPERLY EXECUTED PROXY, THE PROXY WILL BE VOTED FOR APPROVAL OF THE PROPOSALS.

PLEASE SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.

Dated __________________, 20___

SIGNATURE(S) OF SHAREHOLDER(S) (Sign in the Box)
PLEASE SIGN EXACTLY AS YOUR NAME OR NAMES APPEAR. WHEN SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE AS SUCH.

PLEASE REFER TO THE PROXY STATEMENT FOR ADDITIONAL INFORMATION REGARDING THE PROPOSALS.

THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE FUNDS, EACH A SERIES OF PROFESSIONALLY MANAGED PORTFOLIOS (“TRUSTEES”).  THE TRUSTEES RECOMMEND A VOTE FOR APPROVAL OF THE PROPOSALS.

Please fill in box(es) as shown using black or blue ink or number 2 pencil. ☒
PLEASE DO NOT USE FINE POINT PENS.

	FOR	AGAINST	ABSTAIN
PROPOSAL
Stephens Small Cap Growth Fund Shareholders:

1.  Approval of the Agreement and Plan of Reorganization and Termination, which provides for the reorganization of the Stephens Small Cap Growth Fund into the American Beacon Stephens Small Cap Growth Fund.

	☐	☐	☐
Stephens Mid Cap Growth Fund Shareholders:

2.  Approval of the Agreement and Plan of Reorganization and Termination, which provides for the reorganization of the Stephens Mid Cap Growth Fund into the American Beacon Stephens Mid-Cap Growth Fund.
	☐	☐	☐

THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION ON ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

PLEASE SIGN ON REVERSE SIDE.